Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Stein Mart, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2009.

/s/ PricewaterhouseCoopers LLP
Jacksonville, FL
June 26, 2009